UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

Honda Auto Receivables 2003-2 Owner Trust

(Exact name of registrant as specified in its charter)

Delaware	333-71022-06	61-6298909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Honda Receivables Corp. 20800 Madrona Avenue Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 972-2511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 21, 2004, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of May 1, 2003 (the “Agreement”), between American Honda Receivables Corp., as Seller, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 2003-2 Owner Trust, a Delaware statutory trust, as Issuer, U.S. Bank Trust National Association, as Owner Trustee (the “Owner Trustee”), and Citibank, N.A., as Indenture Trustee (the “Indenture Trustee”) were distributed to holders (“Noteholders”) of notes representing undivided fractional interests in Honda Auto Receivables 2003-2 Owner Trust. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer’s Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 9.01 (c). Exhibit 20

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 2003-2 Owner Trust
By: American Honda Finance Corporation, as Servicer

	By:	/s/ John I. Weisickle
John I. Weisickle
Date: October 21, 2004		Vice President, Assistant Secretary